Exhibit 24.1

POWER OF ATTORNEY

Each of the officers and directors of Owens Corning, a Delaware corporation (the “Registrant”), whose signature appears below constitutes and appoints Brian D. Chambers, Kenneth S. Parks, Ava Harter and Matthew Fortunak, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, one or more registration statements on Form S-3 (including all amendments, including post-effective amendments, thereto), and any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 in connection with the registration of the issuance of certain debt and equity securities of the Registrant, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of the 17th day of September, 2020.

/s/ Brian D. Chambers	/s/ Kenneth S. Parks
Brian D. Chambers Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Kenneth S. Parks Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kelly J. Schmidt	/s/ Eduardo E. Cordeiro
Kelly J. Schmidt Vice President and Controller (Principal Accounting Officer)	Eduardo E. Cordeiro Director

/s/ Adrienne D. Elsner	/s/ J. Brian Ferguson
Adrienne D. Elsner Director	J. Brian Ferguson Director

/s/ Alfred E. Festa	/s/ Ralph F. Hake
Alfred E. Festa Director	Ralph F. Hake Director

/s/ Edward F. Lonergan	/s/ Maryann T. Mannen
Edward F. Lonergan Director	Maryann T. Mannen Director

/s/ W. Howard Morris	/s/ Suzanne P. Nimocks
W. Howard Morris Director	Suzanne P. Nimocks Director

/s/ John D. Williams
John D. Williams Director